Exhibit 31.3

Certification of Principal Executive Officer

I, Richard J. Daly, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Catalyst Pharmaceuticals, Inc.

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2026

/s/ Richard J. Daly
Richard J. Daly
President and Chief Executive Officer
(Principal Executive Officer)